UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): June 21, 2018 (June 15, 2018)

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 County Road D West, Suite 8

New Brighton, MN 55112

(Address and zip code of principal executive offices)

(651) 683-2807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Bryan Corkal

On June 15, 2018, Mr. Bryan Corkal resigned as Chief Financial Officer of Calyxt, Inc. (the “Company”). Mr. Corkal’s resignation, which was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, was effective immediately.

Appointment of Eric Dutang

On June 21, 2018, the Board of Directors of the Company appointed Eric Dutang as the interim Chief Financial Officer of the Company, effective immediately. In his capacity as interim Chief Financial Officer, Mr. Dutang will succeed Mr. Corkal as the principal financial officer and principal accounting officer of the Company.

Mr. Dutang, 45, currently serves as Chief Financial Officer of Cellectis S.A. (“Cellectis”) which owns 70.4% of the Company’s shares of common stock. Prior to joining Cellectis in May 2015, Mr. Dutang began his career as financial auditor with KPMG in Paris and in New York. He then became a member of the transactions and advisory teams in Paris for seven years where he carried out acquisitions/disposals for both publicly-traded companies and private equity funds. After serving at KPMG, he worked on international business developments for French publicly-traded groups, including Air Liquide and Thales. Mr. Dutang holds a Master of Finance and Executive MBA from HEC Paris (France)/Babson Massachusetts (USA).

There are no arrangements or understandings between Mr. Dutang and any other persons pursuant to which Mr. Dutang was named interim Chief Financial Officer of the Company. Mr. Dutang does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Dutang beneficially owns 60,455 shares of the Company’s common stock. Mr. Dutang does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

The Company intends to conduct a search for a permanent chief financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Calyxt, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2018

CALYXT, INC

By:	/s/ Federico Tripodi
Name:	Federico Tripodi
Title:	Chief Executive Officer